Exhibit 10.4

AMENDMENT TO OUTSTANDING LONG-TERM INCENTIVE PERFORMANCE AND PERFORMANCE STOCK UNIT AWARD AGREEMENTS UNDER THE
LOCKHEED MARTIN CORPORATION 2020 INCENTIVE PERFORMANCE AWARD PLAN
The Management Development and Compensation Committee (the “Committee”) of the Board of Directors of Lockheed Martin Corporation (the “Corporation”), as administrator of the Lockheed Martin Corporation 2020 Incentive Performance Award Plan (the “Plan”), approved amendments to the terms of the outstanding, unvested long-term incentive performance awards and performance stock unit awards granted to employees under the Plan as set forth in the table below (each, an “Affected Agreement”), in order to ensure that amounts payable thereunder are consistent with the specified intent of the performance goals. Effective as of February 22, 2023, each of the Affected Agreements shall be amended as provided for herein (this Amendment, the “Amendment”).

Affected Agreements
Long-Term Incentive Performance Award Agreement for the 2021 – 2023 Performance Period (the “2021 LTIP Agreement”)
Performance Stock Unit Award Agreement for the 2021 – 2023 Performance Period (the “2021 PSU Agreement” and together with the 2021 LTIP Agreement, the “2021 Agreements”)
Long-Term Incentive Performance Award Agreement for the 2022 – 2024 Performance Period (the “2022 LTIP Agreement”)
Performance Stock Unit Award Agreement for the 2022 – 2024 Performance Period (the “2022 PSU Agreement” and together with the 2022 LTIP Agreement, the “2022 Agreements”)

Capitalized terms used in this Amendment are defined in the Plan or the Affected Agreements, as applicable.
1.    ROIC Definition. The second sentence of Section 4.1(a) of each of the 2021 Agreements is amended in its entirety to read as follows:
For any year in which net income would otherwise be affected by Tax Reform, net income shall be adjusted by substituting the effective tax rate assumed in the 2021 Long Range Plan for the actual effective tax rate (and ignoring the adjustment under clause (A)(i) above, if any, to the extent necessary to avoid double counting of tax impacts); for any other year in which net income would otherwise be affected by a change in law or interpretation of law related to the amortization of research or experimental expenditures under Section 174 of the Code, as amended from time to time, as reflected in any future Long Range Plan, financial statement or tax return, net income shall be adjusted to neutralize the impact of such change in law or interpretation of law.
2.    ROIC Definition. The second sentence of Section 4.1(a) of each of the 2022 Agreements is amended in its entirety to read as follows:
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For any year in which net income would otherwise be affected by Tax Reform, net income shall be adjusted by substituting the effective tax rate assumed in the 2022 Long Range Plan for the actual effective tax rate (and ignoring the adjustment under clause (A)(i) above, if any, to the extent necessary to avoid double counting of tax impacts); for any other year in which net income would otherwise be affected by a change in law or interpretation of law related to the amortization of research or experimental expenditures under Section 174 of the Code, as amended from time to time, as reflected in any future Long Range Plan, financial statement or tax return, net income shall be adjusted to neutralize the impact of such change in law or interpretation of law.
3.    ROIC Performance Factor. A new subsection (c) is added to Section 4.1 of the Affected Agreements, reading as follows:
(c)    For any year in which net income is impacted by profit change(s) due to the timing or recognition of a loss on a specific strategic program approved by the Committee, the Long Range Plan, actual financial results, or both, as appropriate, for the current and future periods shall be adjusted to neutralize the impact of such profit change(s).
4.    In all other respects, the Affected Agreements will remain unchanged.
5.    This Amendment is subject to the terms of the applicable Plan, and the applicable Plan is hereby incorporated by reference.
6.    Please acknowledge receipt and consent to this Amendment by completing the electronic receipt on the Stock Plan System at http://www.stockplanconnect.com. Regardless of whether the Participant provides consent, this Amendment will be deemed automatically effective, except in circumstances where the Amendment is determined to require the consent of any Participant under Section 9 of the Affected Agreements, in which case this Amendment shall only apply to an Affected Agreement with a Participant if consented to using the Stock Plan System.

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